                          LICENSE AND SUPPORT AGREEMENT


This License and Support Agreement ("Agreement") is entered into as of 30 September 1996 between Advanced Radio Technologies Corporation ("ART US") of Bellevue, Washington, USA and Advanced Radio Telecom Limited ("ART Ltd.") of London, United Kingdom. In return for the promise of issuance of shares, the number and value of which is the subject of a separate Shareholders Agreement in ART Ltd. between ART US and Trond Johannessen, dated 30 September 1996, and other valuable consideration duly acknowledged, ART US and ART Ltd. agree as follows:

1. ART US and ART Ltd. will enter into a license agreement that shall grant ART Ltd. an exclusive, fully paid-up, perpetual license to use, in the territory of United Kingdom only, the proprietary service marks, service names, trade names and/or trademarks "Advanced Radio Telecom", "Advanced Radio Technologies", "ART" and "DigiWave" and other service/trade names/marks as ART US shall develop relating to terrestrial wireless fixed broadband communications services. ART Ltd. agrees to grant ART US an exclusive, fully paid-up, perpetual license to use in all territories other than the territory of United Kingdom, any service/trade names/marks that ART Ltd. develops relating to wireless broadband communications services.

2. ART US shall license to ART Ltd., in the territory of United Kingdom only, use of technology relating to terrestrial wireless fixed broadband communications ("Technology") acquired or developed by ART US as provided herein. Subject to contract restrictions, intellectual property rights held by third parties and export licensing requirements or other applicable statutory or regulatory limitations or restrictions, technology acquired by ART US shall be licensed to ART Ltd. on the same terms and conditions as apply to ART US. Subject to intellectual property rights held by third parties and export licensing requirements, or other applicable statutory or regulatory limitations or restrictions, Technology developed by ART US shall be made available to ART Ltd. on a cost basis (including reasonably attributable overhead). ART Ltd. shall grant ART US access to Technology acquired or developed by ART Ltd. on the same basis.

3. ART US shall use reasonable efforts to provide in any new contracts for the purchase, lease or other acquisition or use of terrestrial fixed wireless broadband communications service equipment ("Equipment") that ART Ltd. shall have the right to purchase, lease, or otherwise acquire such Equipment on the same terms and conditions as ART US. ART US shall use reasonable efforts to attempt to amend any existing agreements, if necessary, to provide ART Ltd. with the right granted above. ART Ltd. shall use reasonable efforts to provide reciprocal terms in any Equipment contracts it enters into.

4    Subject to existing license restrictions, if any, ART US shall provide ART
Ltd. with access to and use of ART US billing systems and software subject to similar terms, conditions


_______________________________________________________________________________
and license fees as apply to ART US. ART US shall provide technical assistance and support to ART Ltd. on a cost basis (including reasonably attributable overhead) for accounting and billing.

5. ART Ltd. and ART US, for the cost of reproduction, shall have access to and use of all marketing materials developed or produced by the other, and each party shall grant to the other such license rights as may be necessary to utilize such marketing materials.

6. ART US shall provide ART Ltd. with training at ART US headquarters or such other locations as ART US may decide, subject to the availability of facilities and personnel, on a cost basis (including reasonably attributable overhead).

7. ART US shall provide to ART Ltd. network monitoring services via the Network Management System located at ART US headquarters. ART US shall provide ART Ltd. with a customer support desk and hotline manned on a 24 hour, 7 days a week basis. A separate agreement for these services shall be negotiated by the parties which shall provide for reimbursement on a cost basis (including reasonably attributable overhead) including, but not limited to, all communications costs.

8. ART US and ART Ltd. shall provide to each other copies, in electronic and printed form, of all standard agreements, forms and price sheets developed by the Parties.

9. Each party shall provide to the other copies of any operating manuals relating to terrestrial fixed wireless broadband communications services.

10. ART US shall introduce to ART Ltd., upon request, customers of ART US with a presence in United Kingdom. ART Ltd. shall introduce to ART US or any ART Affiliate, upon request, customers of ART Ltd. with a presence in the United States or in any other country in which an ART Affiliate is doing or planning business. For the purpose of this paragraph, the term "ART Affiliate" shall mean any company or business organization in which ART US has an ownership interest.

11. ART US shall provide to ART Ltd. computer resources and computer systems support, including but not limited to Geographic Information Systems, to the extent that computer resources personnel are available. Such resources and support shall be provided on a cost basis (including reasonably attributable overhead).

12. ART US shall provide to ART Ltd. access to all relevant business concepts, methods, procedures, management systems, compensation plans and other relevant business and management tools developed by ART US.

13. ART US shall provide to ART Ltd. engineering support to the extent ART US engineering personnel are available, on a cost basis (including reasonably attributable overhead).


_______________________________________________________________________________

SIGNED AND AGREED AS OF THE DATE ABOVE FIRST WRITTEN:

Advanced Radio Technologies Corporation           Advanced Radio Telecom Limited

_______________________________________           ______________________________
Mr. Vernon Fotheringham                           Trond Johannessen
Chairman & CEO                                    Director


_______________________________________________________________________________
                                                                    Page 3 of 3